Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-203227, 333-232336, and 333-245051 on Form S-8, Registration Statement Nos. 333-233591 and 333-214422 on Form S-4, and Registration Statement Nos. 333-239175 and 333-218775 on Form S-3 of Caesars Entertainment, Inc. of our report dated 30 June 2021, relating to the consolidated financial statements of William Hill Limited appearing in this Current Report on Form 8-K/A dated 6 July 2021.

/s/ Deloitte LLP

London, United Kingdom

6 July 2021